UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 31, 2016)

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On May 31, 2016, Ocean Power Technologies, Inc. entered into an agreement with Mitsui Engineering & Shipbuilding Co., Ltd. to lease and deploy the PB3 PowerBuoy off Kozushima Island, Japan. The purchase order includes certain engineering and other services as well as the lease of a PB3 PowerBuoy with a total value of $975,587.

Item 8.01	Other Events

On June 1, 2016, Ocean Power Technologies, Inc. issued a press release announcing that it had entered into an agreement with Mitsui Engineering and Shipbuilding for application engineering services and its first PowerBuoy® lease. A copy of such press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Purchase Order No. HM00538 (Job No. H650511.JIK) by and between Ocean Power Technologies, Inc. and Mitsui Engineering and Shipbuilding Co., Ltd. dated May 31, 2016

99.1	Press release issued by the Company dated June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: June 1, 2016	By:	/s/MARK A. FEATHERSTONE
Mark A. Featherstone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Order No. HM00538 (Job No. H650511.JIK) by and between Ocean Power Technologies, Inc. and Mitsui Engineering and Shipbuilding Co., Ltd. dated May 31, 2016

99.1	Press release issued by the Company dated June 1, 2016